July 31, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 30, 2007 relating to the December 31, 2006 consolidated financial statements and financial statement schedule for the year, which appears in Neuralstem, Inc’s S-8.

Signed,

Dave Banerjee, CPA